Warburg, Pincus Equity Partners, L.P.
ZymoGenetics, Inc. (ZGEN)
March 7, 2008

                                  Exhibit 99.3

                            Joint Filers' Signatures



          WARBURG PINCUS & CO.


          By:  /s/ Scott A. Arenare
               ----------------------------          03/11/08
               Name:  Scott A. Arenare               -----------------
               Title: Partner                        Date



          WARBURG PINCUS PARTNERS, LLC

               By:  Warburg Pincus & Co., its Managing Member


           By:  /s/ Scott A. Arenare
               ----------------------------          03/11/08
               Name:  Scott A. Arenare               -----------------
               Title: Partner                        Date



          WARBURG PINCUS LLC

          By:  /s/ Scott A. Arenare
               ----------------------------          03/11/08
               Name:  Scott A. Arenare               -----------------
               Title: Managing Director              Date



          /s/  Scott A. Arenare
          --------------------------------           03/11/08
          Name: Charles R. Kaye
          By:   Scott A. Arenare, Attorney-in-Fact*



          /s/  Scott A. Arenare
          --------------------------------           03/11/08
          Name: Charles R. Kaye
          By:   Scott A. Arenare, Attorney-in-Fact**


* The Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.


** The Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.